Exhibit 99.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (“Settlement Agreement” or “this Agreement”) is made and entered into between, on the one hand, PalmSource, Inc. (“PalmSource”), PalmSource Overseas Limited (“PalmSource Overseas”), palmOne, Inc. (“palmOne”) and Palm Ireland Investment (“Palm Ireland”) (collectively, the “Plaintiffs”), and, on the other hand, Acer, Incorporated (“Acer”). The Plaintiffs and Acer are sometimes collectively referred to herein as the “Parties” or individually as a “Party.”

RECITALS

This Settlement Agreement is entered into with reference to the following facts:

A. On or about May 4, 2001, palmOne (then known as Palm, Inc.), Palm Ireland and Acer entered into the Software License Agreement For Palm OS (the “License Agreement”). palmOne and Palm Ireland assigned all of their rights, title and interest in the License Agreement to PalmSource and/or its subsidiaries effective on or about December 3, 2001.

B. On September 19, 2003, PalmSource filed a complaint against Acer in U.S. District Court for the Northern District of California, (No. C03 04285 RMW), asserting claims arising out of the License Agreement. On November 20, 2003, Acer answered and filed a cross-complaint against PalmSource, palmOne and Palm Ireland. On January 8, 2004, palmOne and Palm Ireland answered and counterclaimed against Acer. On March 25, 2004, PalmSource filed its first Amended Complaint, which added PalmSource Overseas as a plaintiff. Acer filed its answer and counterclaims against PalmSource and PalmSource Overseas on April 12, 2004. (The complaint, counterclaims and cross-complaints are, collectively, the “Federal Action.”).

C. On May 7, 2004, the Federal Action was voluntarily dismissed by stipulation of the Parties.

D. On April 23, 2004, PalmSource and PalmSource Overseas filed a complaint against Acer in the Santa Clara County Superior Court, (No. 1-04-CV-018484), asserting claims arising out of the License Agreement. On May 27, 2004, Acer answered and filed a cross-complaint against PalmSource, PalmSource Overseas, palmOne and Palm Ireland. On June 28, 2004, palmOne and Palm Ireland answered and counterclaimed against Acer. (The complaint, counterclaims and cross-complaints are, collectively, the “State Action.” The Federal Action and the State Action are, collectively, the “Actions.”).

E. Although denying and disputing liability in connection with the Actions, the Parties each desire to reach full and final settlement of the Actions, and all matters arising from the Actions, and have agreed to the settlement described below.

SETTLEMENT AGREEMENT

The Parties, agree as follows:

1. Payment. No later than November 24, 2004, Acer shall pay PalmSource a total of two million six hundred thousand dollars ($2.6 million) by wire transfer, in accordance with instructions from PalmSource, in full and final settlement of all amounts claimed due under the terms of the License Agreement.

2. Effective Date. The “Effective Date” of this Settlement Agreement shall be the first date it has been signed by all Parties hereto.

3. Dismissal. As soon as practical after payment of all sums due under paragraph 1 above, the Parties shall file a Dismissal with Prejudice of the State Action.

4. Releases by PalmSource, PalmSource Overseas, palmOne and Palm Ireland. Except for the obligations set forth in this Settlement Agreement, including without limitation those in Paragraph 6 below, the Plaintiffs hereby release and forever discharge Acer, its predecessors, successors, subsidiaries, affiliates, officers, directors, employees, attorneys, insurers, agents, representatives and assigns, past, present or future, from any and all claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, demands and damages, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that Plaintiffs, or any of them, ever had, now have, or hereafter may have, related to or arising out of the License Agreement.

5. Releases by Acer. Except for the obligations set forth in this Settlement Agreement, including without limitation those in Paragraph 6 below, Acer hereby releases and forever discharges each of the Plaintiffs and their predecessors, successors, subsidiaries, affiliates, officers, directors, employees, attorneys, insurers, agents, representatives and assigns, past, present or future, from any and all claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, demands and damages, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that Acer ever had, now have, or hereafter may have, related to or arising out of the License Agreement.

6. Exclusion from Releases. The parties confirm that the License Agreement has been, and is, terminated. Paragraph 15.5 of the License Agreement provides that certain terms and conditions survive the termination or expiration of the License Agreement and remain in full force and effect. Notwithstanding the releases contained in Paragraphs 4 and 5 above, the Parties agree that the rights and obligations currently in force by reason of said Paragraph 15.5 are hereby replaced by the following, and the Parties agree to be bound thereto: The Parties agree that the following provisions of the License Agreement shall remain in effect until December 1, 2008: Sections 2.3(d) (Trademark Ownership), 8.2 (Publicity), 9 (Proprietary Rights), 10 (Warranty), 11 (Indemnification), 12 (Confidentiality), 13 (Limitation of Liability), 14 (Compliance with Law), 15.4 (Effect of Termination) and 16 (Miscellaneous); except that palmOne and Palm Ireland are fully released from any and all obligations under Sections 10 and 11 of the License Agreement.

7. Waiver of Section 1542. To the fullest extent permitted by law, the Parties each expressly waive any right or benefit available to them under section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

8. Unknown Facts. The Parties acknowledge and agree that they may hereafter discover facts different from or in addition to those they now know or believe to be true in respect to the claims, losses, liabilities, obligations, suits, debts, liens, contracts, agreements, promises, demands and damages released by this Settlement Agreement, and hereby agree that the releases contained herein shall be and remain in effect in all respects as a complete, general release as to the matters released, notwithstanding any such different or additional facts.

9. Interpretation of Agreement. This Settlement Agreement, and each of its provisions, has been reached as the result of negotiations between the Parties and their respective attorneys. Each of the Parties expressly acknowledges and agrees that this Settlement Agreement shall not be deemed to have been prepared by, or drafted by, any particular Party or Parties hereto, and that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party or parties, shall not be employed in the interpretation of this Settlement Agreement.

10. Governing Law. This Settlement Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

11. Binding Agreement. This Settlement Agreement shall be binding on, and shall inure to the benefit of, each of the Parties and their respective past, present and future predecessors, successors, subsidiaries, affiliates, officers, directors, employees, attorneys, insurers, agents, representatives and assigns.

12. Counterparts. This Settlement Agreement may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original, equally admissible in evidence against any Party who has signed it, all of which together shall constitute one and the same agreement. Signatures delivered by facsimile shall be deemed original signatures.

13. Integrated Agreement. This writing is an integrated agreement and represents the entire understanding of the Parties relative to the subject matter described herein. No prior or contemporaneous agreements shall be enforceable if they materially alter, vary, or add to the terms of this Settlement Agreement. This Settlement Agreement may not be modified except by a writing executed by all Parties or their counsel. Each of the Parties agrees that no representation or promise not expressly contained in this Settlement Agreement has been made and further promises that they are not entering into this Agreement on the basis of any promise, representation, express or implied, not otherwise contained herein.

14. Voluntary Consent. This Settlement Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto. The Parties acknowledge that:

(1)	They have read this Settlement Agreement;

(2)	They have been represented in the preparation, negotiation, and execution of this Settlement Agreement by legal counsel of their own choice;

(3)	They understand the terms and consequences of this Settlement Agreement and of the Agreements it contains; and

(4)	They are fully aware of the legal and binding effect of this Settlement Agreement.

15. Warranty of Authority. The persons executing this Settlement Agreement represent and warrant that they have full authority to sign this Agreement on behalf of the Parties for which are acting and that said Parties will thereby be fully bound by the terms of this Agreement.

16. Severability. Each provision of this Settlement Agreement shall be interpreted in such a manner as to be valid, legal and enforceable. A determination that any provision of this Settlement Agreement is for any reason invalid, illegal, or unenforceable shall not affect the validity of this Agreement and any other provisions herein, and this Agreement shall be interpreted and construed as if such invalid, illegal, or unenforceable provisions were not contained herein.

17. No Admission. This settlement is a compromise of disputed claims and is not intended to be, and is not, an admission of liability or fault by any Party.

18. Return of Confidential Materials. Pursuant to Paragraph 15.4 of the License Agreement, Acer shall, no later than thirty (30) business days after the Effective Date of this Settlement Agreement: (1) deliver to PalmSource, or destroy, all full or partial copies, in whatever media, of any and all confidential materials in Acer’s possession that have been furnished to it by PalmSource, palmOne or their predecessors pursuant to the License Agreement, and (2) certify and warrant in writing to PalmSource that all such confidential material has been returned to PalmSource or destroyed. Acer hereby represents and warrants that it has destroyed, or will destroy within thirty (30) business days after the Effective Date, any and all source codes it received from PalmSource or its predecessor since the commencement of the License Agreement. Also pursuant to Paragraph 15.4 of the License Agreement, PalmSource shall, no later than thirty (30) business days after the Effective Date of this Settlement Agreement: (1) deliver to Acer, or destroy, all full or partial copies, in whatever media, of any and all confidential materials in PalmSource’s or palmOne’s possession that have been furnished by Acer to PalmSource, palmOne or their predecessors pursuant to the License Agreement, and (2) certify and warrant in writing to Acer that all such confidential material has been returned to Acer or destroyed. PalmSource hereby represents and warrants that PalmSource and palmOne have destroyed, or will destroy within thirty (30) business days after the Effective Date, any and all source codes received from Acer since the commencement of the License Agreement.

Dated: November 23, 2004	ACER, INCORPORTED

	By:	/s/ J.T. Wang
	Its:	President

Dated: November 22, 2004	PALMSOURCE, INC.

	By:	/s/ Al Wood
	Its:	Chief Financial Officer

Dated: November 22, 2004	PALMSOURCE OVERSEAS LIMITED

	By:	/s/ Al Wood
	Its:	Chief Financial Officer

Dated: November 22, 2004	PALMONE, INC.

	By:	/s/ Philippe Morali
	Its:	Interim CFO

Dated: November 22, 2004	PALM IRELAND INVESTMENT

	By:	/s/ Karen Harrison
	Its:	Director

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